Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2016 Third Quarter and Nine Month Results

WESTFORD, Mass. - November 1, 2016 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter and nine months ended October 1, 2016.

Third Quarter 2016 Highlights

•	GAAP diluted EPS increased 5% to $0.82

•	Net income increased 6% to $9 million and represented 9% of revenue

•	Adjusted EBITDA increased 6% to $16 million

•	Revenue increased 15% to $106 million

•	Gross margin was 45.6%

•	Cash flow from operations was $16 million

•	Bookings were $95 million, down 4%

Nine Month 2016 Highlights

•	GAAP diluted EPS increased 1% to $2.19

•	Net income of $24 million was up 1%

•	Adjusted diluted EPS increased 10% to $2.41

•	Adjusted EBITDA increased 8% to $48 million

•	Revenue increased 11% to $314 million; parts and consumables accounted for 62%

•	Gross margin was 45.3%

•	Cash flow from operations increased 24% to $35 million

•	Bookings were $290 million, down 4%

Note: Adjusted EBITDA and adjusted diluted EPS are non-GAAP financial measures that exclude certain items as detailed later in this press release.

Management Commentary
“This was another quarter of strong performance for Kadant,” said Jonathan W. Painter, president and chief executive officer of Kadant Inc. “We achieved revenue growth across all of our three largest product lines. Revenue increases in our Doctoring, Cleaning, & Filtration and Fluid-Handling product lines resulted from organic growth, while our Stock-Preparation product line’s revenue growth was driven by our April 2016 acquisition of PAAL. PAAL is performing well and we are working on integrating the company into our global operating platform to produce longer-term revenue and cost synergies. This combination of acquisition and organic growth is fundamental to our strategic growth plan and is representative of how we see our business developing over the next several years.

“Our third quarter gross margin of 45.6 percent represented a strong result, given that parts and consumables accounted for just 58 percent of total third quarter revenue. We achieved very good profitability levels in the third quarter with operating income and adjusted EBITDA margins of 12 percent and 15 percent, respectively, and produced excellent cash flows from operations of $16 million.

“Quarterly bookings continued to be constrained due to declines in our Stock-Preparation and Fluid-Handling product lines, although our Doctoring, Cleaning, & Filtration and Wood Processing product lines had solid bookings growth. Increased bookings in Europe due to the contribution from PAAL were offset by weaker bookings in most regions of the world as customers have become more cautious, which has led to reduced spending. Looking ahead, we are cautiously optimistic that we will see a sequential improvement in bookings in the fourth quarter,” Mr. Painter noted.

Third Quarter 2016 Results
Revenue increased 15 percent compared to the third quarter of 2015 to $105.5 million, including a $13.6 million increase from an acquisition and a $1.0 million decrease from the unfavorable effect of foreign currency translation. Gross margin was 45.6 percent. Net income was $9.2 million, or $0.82 per diluted share, compared to $8.6 million, or $0.78 per diluted share, in the third quarter of 2015, an increase of six percent and five percent, respectively. Adjusted diluted EPS increased four percent to $0.81 in the third quarter of 2016, compared to $0.78 in the third quarter of 2015. Adjusted diluted EPS in the third quarter of 2016 excludes a $0.02 benefit from a discrete tax item and $0.01 of acquisition costs. Adjusted EBITDA increased six percent to $16.2 million, which excluded acquisition costs of $0.2 million, compared to $15.3 million in the same quarter of 2015. Operating income was $12.6 million compared to $12.7 million in the third quarter of 2015. Adjusted operating income was $12.7 million in both the third quarters of 2016 and 2015. Bookings were $94.8 million compared to $98.8 million in the third quarter of 2015, down four percent, including the net effect of a $13.0 million increase from an acquisition and a $1.0 million decrease from the unfavorable effect of foreign currency translation.

Nine Month 2016 Results
Revenue increased 11 percent compared to the first nine months of 2015 to $313.9 million, including a $28.8 million increase from an acquisition and a $6.7 million decrease from the unfavorable effect of foreign currency translation. Gross margin was 45.3 percent. Net income was $24.3 million, or $2.19 per diluted share, each up one percent, compared to $24 million, or $2.16 per diluted share, in the first nine months of 2015. Adjusted diluted EPS increased 10 percent to $2.41 in the first nine months of 2016, compared to $2.19 in the first nine months of 2015. Adjusted diluted EPS in 2016 excludes $0.15 of acquisition costs, $0.12 of expense related to acquired profit in inventory and backlog, a $0.02 benefit from a discrete tax item and a $0.02 gain on the sale of assets. Adjusted diluted EPS in the 2015 period excludes $0.02 of restructuring costs and $0.01 of expense related to acquired profit in inventory and backlog. Adjusted EBITDA was $47.8 million, eight percent higher than $44.3 million reported in the comparable period of 2015. Adjusted EBITDA in the first nine months of 2016 excluded $1.9 million of costs related to acquired inventory and backlog, $1.8 million of acquisition costs, and a $0.3 million gain on the sale of assets. Adjusted EBITDA for the first nine months of 2015 excluded $0.3 million of restructuring costs and $0.2 million of expense related to acquired profit in inventory and backlog. Operating income was $34.9 million in 2016, compared to $35.7 million in 2015. Adjusted operating income was $38.3 million in 2016, compared to $36.2 million in 2015. Year-to-date cash flow from operations increased 24 percent to $34.7 million, compared to $28.1 million last year. Bookings were $289.9 million, down four percent, including the net effect of a $27.2 million increase from an acquisition and a $6.8 million decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“Our results for the first nine months of 2016 have positioned Kadant for another strong year in 2016 and provide the resources to support a range of organic growth initiatives and potential acquisitions that will drive long-term growth, while sustaining our ability to deploy capital for dividends and share repurchases,” Mr. Painter continued.

“Based on our strong performance in the third quarter and current visibility for the remainder of the year, we are raising our GAAP diluted EPS guidance for 2016 to $2.76 to $2.82, revised from our previous guidance of $2.75 to $2.81. Our revised 2016 guidance includes $0.15 of acquisition costs, $0.12 of expense related to acquired profit in inventory and backlog, a $0.02 benefit from a discrete tax item, and a $0.02 gain on the sale of assets. Excluding the acquisition-related costs and other income, our adjusted diluted EPS guidance for 2016 is $2.99 to $3.05. For 2016, we expect revenue of $412 to $416 million, revised from our previous guidance of $415 to $421 million. For the fourth quarter of 2016, we expect to achieve GAAP diluted EPS of $0.57 to $0.63 on revenue of $98 to $102 million.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, November 1, 2016, at 4:30 p.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 78296128. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until December 2, 2016.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its Web site at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) and adjusted EBITDA margin.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $13.6 million and $28.8 million from an acquisition in the third quarter and first nine months of 2016, respectively. Revenue also included a $1.0 million and $6.7 million unfavorable foreign currency translation effect in the third quarter and first nine months of 2016, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, restructuring costs, other income, and expense related to acquired inventory and backlog. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax gain on the sale of assets of $0.3 million in the first nine months of 2016. Pre-tax restructuring costs of $0.3 million in the first nine months of 2015.

•	Pre-tax acquisition costs of $0.2 million in the third quarter of 2016 and $1.8 million in the first nine months of 2016.

•	Pre-tax expense related to acquired profit in inventory and backlog of $1.9 million in the first nine months of 2016 and $0.2 million in the first nine months of 2015.

Adjusted net income and adjusted diluted EPS exclude:

•
After-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in the first nine months of 2016 and after-tax restructuring costs of $0.2 million ($0.3 million net of tax of $0.1 million) in the first nine months of 2015.

•
After-tax acquisition costs of $0.1 million ($0.2 million net of tax of $0.1 million) in the third quarter of 2016 and $1.6 million ($1.8 million net of tax of $0.2 million) in the first nine months of 2016.

•
After-tax expense related to acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in the first nine months of 2016 and $0.1 million ($0.2 million net of tax of $0.1 million) in the first nine months of 2015.

•
A benefit from discrete tax items of $0.3 million in the third quarter and first nine months of 2016. The benefit from discrete tax items was primarily due to the reversal of valuation allowances on certain deferred tax assets in the U.S.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Oct. 1, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015

Revenues	$105,519	$91,929	$313,885	$282,507
Costs and Operating Expenses:
Cost of revenues	57,440	48,261	171,569	148,775
Selling, general, and administrative expenses	33,527	29,200	102,095	92,490
Research and development expenses	1,991	1,787	5,640	5,247
Restructuring costs and other income	—	—	(317)	300
	92,958	79,248	278,987	246,812
Operating Income	12,561	12,681	34,898	35,695
Interest Income	54	54	175	150
Interest Expense	(305)	(239)	(914)	(701)
Income from Continuing Operations Before Provision
for Income Taxes	12,310	12,496	34,159	35,144
Provision for Income Taxes	3,081	3,782	9,500	10,964
Income from Continuing Operations	9,229	8,714	24,659	24,180
Income (Loss) from Discontinued Operation, Net of Tax	3	(4)	3	56
Net Income	9,232	8,710	24,662	24,236
Net Income Attributable to Noncontrolling Interest	(75)	(67)	(318)	(232)
Net Income Attributable to Kadant	$9,157	$8,643	$24,344	$24,004

Earnings per Share Attributable to Kadant:
Basic	$0.84	$0.80	$2.24	$2.20
Diluted	$0.82	$0.78	$2.19	$2.16

Weighted Average Shares:
Basic	10,901	10,861	10,854	10,900
Diluted	11,189	11,096	11,120	11,119

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	Oct. 1, 2016	Oct. 1, 2016	Oct. 3, 2015	Oct. 3, 2015

Net Income and Diluted EPS Attributable to Kadant, as Reported	$9,157	$0.82	$8,643	$0.78
Net (Income) Loss and Diluted EPS from Discontinued Operation	(3)	—	4	—
Net Income and Diluted EPS from Continuing Operations, as Reported	9,154	0.82	8,647	0.78
Adjustments for the Following:
Acquisition Costs, Net of Tax	115	0.01	—	—
Benefit from Discrete Tax Items	(261)	(0.02)	—	—
Adjusted Net Income and Adjusted Diluted EPS	$9.008	$0.81	$8,647	$0.78

-more-

	Nine Months Ended		Nine Months Ended
	Oct. 1, 2016	Oct. 1, 2016	Oct. 3, 2015	Oct. 3, 2015

Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,344	$2.19	$24,004	$2.16
Net Income and Diluted EPS from Discontinued Operation	(3)	—	(56)	(0.01)
Net Income and Diluted EPS from Continuing Operations, as Reported	24,341	2.19	23,948	2.15
Adjustments for the Following:
Acquisition Costs, Net of Tax	1,625	0.15	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	1,359	0.12	124	0.01
Benefit from Discrete Tax Items	(261)	(0.02)	—
Restructuring Costs and Other Income, Net of Tax	(247)	(0.02)	229	0.02
Adjusted Net Income and Adjusted Diluted EPS	$26,817	$2.41	$24,301	$2.19

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Product Line	Oct. 1, 2016	Oct. 3, 2015		Translation (a,b)
Stock-Preparation	$44,099	$35,708	$8,391	$8,713
Doctoring, Cleaning, & Filtration	28,955	23,058	5,897	6,494
Fluid-Handling	23,024	22,023	1,001	1,110
Papermaking Systems	96,078	80,789	15,289	16,317
Wood Processing Systems	7,962	9,119	(1,157)	(1,186)
Fiber-Based Products	1,479	2,021	(542)	(542)
	$105,519	$91,929	$13,590	$14,589

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase (Decrease)	of Currency
	Oct. 1, 2016	Oct. 3, 2015		Translation (a,b)
Stock-Preparation	$132,158	$101,625	$30,533	$31,651
Doctoring, Cleaning, & Filtration	80,374	77,144	3,230	6,013
Fluid-Handling	67,904	69,300	(1,396)	119
Papermaking Systems	280,436	248,069	32,367	37,783
Wood Processing Systems	25,437	25,910	(473)	844
Fiber-Based Products	8,012	8,528	(516)	(516)
	$313,885	$282,507	$31,378	$38,111

-more-

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Product Line	Oct. 1, 2016	July 2, 2016		Translation (a,b)
Stock-Preparation	$44,099	$49,641	$(5,542)	$(4,937)
Doctoring, Cleaning, & Filtration	28,955	27,580	1,375	1,772
Fluid-Handling	23,024	23,110	(86)	52
Papermaking Systems	96,078	100,331	(4,253)	(3,113)
Wood Processing Systems	7,962	8,768	(806)	(713)
Fiber-Based Products	1,479	2,729	(1,250)	(1,250)
	$105,519	$111,828	$(6,309)	$(5,076)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Revenues by Geography (c)	Oct. 1, 2016	Oct. 3, 2015		Translation (a,b)
North America	$46,994	$54,989	$(7,995)	$(7,828)
Europe	31,686	18,351	13,335	13,473
Asia	18,466	11,875	6,591	7,474
Rest of World	8,373	6,714	1,659	1,470
	$105,519	$91,929	$13,590	$14,589

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase (Decrease)	of Currency
	Oct. 1, 2016	Oct. 3, 2015		Translation (a,b)
North America	$155,633	$171,155	$(15,522)	$(13,570)
Europe	85,611	52,341	33,270	33,875
Asia	45,456	39,049	6,407	8,766
Rest of World	27,185	19,962	7,223	9,040
	$313,885	$282,507	$31,378	$38,111

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Sequential Revenues by Geography (c)	Oct. 1, 2016	July 2, 2016		Translation (a,b)
North America	$46,994	$53,830	$(6,836)	$(6,675)
Europe	31,686	32,960	(1,274)	(486)
Asia	18,466	13,985	4,481	4,954
Rest of World	8,373	11,053	(2,680)	(2,869)
	$105,519	$111,828	$(6,309)	$(5,076)

-more-

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended		Increase (Decrease)	of Currency
Bookings by Product Line	Oct. 1, 2016	Oct. 3, 2015		Translation (a)
Stock-Preparation	$37,039	$42,087	$(5,048)	$(4,820)
Doctoring, Cleaning, & Filtration	27,272	24,655	2,617	3,318
Fluid-Handling	20,450	22,886	(2,436)	(2,380)
Papermaking Systems	84,761	89,628	(4,867)	(3,882)
Wood Processing Systems	8,623	7,425	1,198	1,165
Fiber-Based Products	1,435	1,787	(352)	(352)
	$94,819	$98,840	$(4,021)	$(3,069)

				Increase
				(Decrease)
				Excluding Effect
	Nine Months Ended		Increase (Decrease)	of Currency
	Oct. 1, 2016	Oct. 3, 2015		Translation (a)
Stock-Preparation	$103,228	$115,018	$(11,790)	$(10,639)
Doctoring, Cleaning, & Filtration	86,141	77,675	8,466	11,443
Fluid-Handling	66,336	72,281	(5,945)	(4,707)
Papermaking Systems	255,705	264,974	(9,269)	(3,903)
Wood Processing Systems	26,981	28,600	(1,619)	(166)
Fiber-Based Products	7,164	6,981	183	183
	$289,850	$300,555	$(10,705)	$(3,886)

	Three Months Ended		Nine Months Ended
Business Segment Information	Oct. 1, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
Gross Margin:
Papermaking Systems	46.0%	47.7%	45.7%	47.1%
Other	41.0%	46.3%	42.6%	49.1%
	45.6%	47.5%	45.3%	47.3%

Operating Income:
Papermaking Systems	$16,915	$14,246	$44,747	$41,559
Corporate and Other	(4,354)	(1,565)	(9,849)	(5,864)
	$12,561	$12,681	$34,898	$35,695

Adjusted Operating Income (b) (g):
Papermaking Systems	$17,029	$14,246	$47,921	$42,047
Corporate and Other	(4,301)	(1,565)	(9,582)	(5,864)
	$12,728	$12,681	$38,339	$36,183

Capital Expenditures:
Papermaking Systems	$1,501	$1,258	$3,159	$3,412
Corporate and Other	342	159	420	656
	$1,843	$1,417	$3,579	$4,068

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	Oct. 1, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
Cash Provided by Operations (h)	$15,530	$15,940	$34,739	$28,080
Depreciation and Amortization Expense	3,457	2,584	10,934	8,247

-more-

Balance Sheet Data			Oct. 1, 2016	Jan. 2, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$65,475	$66,936
Accounts Receivable, net			65,676	64,321
Inventories			58,652	56,758
Unbilled Contract Costs and Fees			4,903	6,580
Other Current Assets			11,161	10,525
Property, Plant and Equipment, net			49,301	42,293
Intangible Assets			56,710	38,032
Goodwill			157,719	119,051
Other Assets			14,521	11,002
			$484,118	$415,498
Liabilities and Stockholders' Equity
Accounts Payable			$25,177	$24,418
Short- and Long-term Debt			63,517	31,250
Other Liabilities			106,191	91,885
Total Liabilities			194,885	147,553
Stockholders' Equity			289,233	267,945
			$484,118	$415,498

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Nine Months Ended
Reconciliation	Oct. 1, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
Consolidated
Net Income Attributable to Kadant	$9,157	$8,643	$24,344	$24,004
Net Income Attributable to Noncontrolling Interest	75	67	318	232
(Income) Loss from Discontinued Operation, Net of Tax	(3)	4	(3)	(56)
Provision for Income Taxes	3,081	3,782	9,500	10,964
Interest Expense, net	251	185	739	551
Operating Income	12,561	12,681	34,898	35,695
Restructuring Costs and Other Income	—	—	(317)	300
Acquisition Costs (d)	167	—	1,832	—
Acquired Backlog Amortization (e)	—	—	1,468	107
Acquired Profit in Inventory (f)	—	—	458	81
Adjusted Operating Income (b)	12,728	12,681	38,339	36,183
Depreciation and Amortization	3,457	2,584	9,466	8,140
Adjusted EBITDA (b)	$16,185	$15,265	$47,805	$44,323

Papermaking Systems
Operating Income	$16,915	$14,246	$44,747	$41,559
Restructuring Costs and Other Income	—	—	(317)	300
Acquisition Costs (d)	114	—	1,565	—
Acquired Backlog Amortization (e)	—	—	1,468	107
Acquired Profit in Inventory (f)	—	—	458	81
Adjusted Operating Income (b)	17,029	14,246	47,921	42,047
Depreciation and Amortization	2,746	1,867	7,359	5,916
Adjusted EBITDA (b)	$19,775	$16,113	$55,280	$47,963

Corporate and Other
Operating Loss	$(4,354)	$(1,565)	$(9,849)	$(5,864)
Acquisition Costs (d)	53	—	267	—
Adjusted Operating Loss (b)	(4,301)	(1,565)	(9,582)	(5,864)
Depreciation and Amortization	711	717	2,107	2,224
Adjusted EBITDA (b)	$(3,590)	$(848)	$(7,475)	$(3,640)

-more-

(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs related to our acquisition of RT Holding GmbH, the parent corporation of a group of companies known as the PAALGROUP.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Prior period amounts have been restated to conform to the current period presentation as a result of the adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2016-09.

-more-

About Kadant
Kadant Inc. (NYSE:KAI) is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with revenue of $390 million in 2015 and 2,000 employees in 18 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our products and technologies. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

###